Exhibit 99.1

Consent Solicitation Statement

VORNADO REALTY L.P.
$950,000,000

Solicitation of Consents to Amend the
Indentures Governing its Notes

CUSIP No.	Outstanding Principal Amount	Security Description	Consent Payment Per $1,000
929042 AA 7	$500,000,000	5.625% Notes due 2007	$1.25
929043 AB 3	$250,000,000	4.50% Notes due 2009	$3.75
929042 AB 5	$200,000,000	4.75% Notes due 2010	$3.75

Subject to the terms and conditions set forth in this Consent Solicitation Statement, Vornado Realty L.P. (the “Operating Partnership,” “we,” “us” or “our”), a majority-owned subsidiary of Vornado Realty Trust (NYSE: VNO), is soliciting the consents of the holders of each series of its Notes listed above to amend, in the case of our 5.625% Notes due 2007 (the “2007 Notes”), the Indenture, dated as of June 24, 2002 (as amended to the date hereof, the “2002 Indenture”) by and among the Operating Partnership and The Bank of New York, as the trustee (the “Trustee”), and in the case of our 4.50% Notes due 2009 (the “ 2009 Notes”) and our 4.75% Notes due 2010 (the “2010 Notes”), the Indenture, dated as of November 25, 2003 (as amended to the date hereof, the “2003 Indenture”), between us and the Trustee (the “Consent Solicitation”). We refer to the 2002 Indenture and the 2003 Indenture together as the “Indentures” and the 2007 Notes, the 2009 Notes and the 2010 Notes collectively as the “Securities.”

The purpose of this Consent Solicitation is to obtain the consent of the holders of the Securities to modifications of certain covenants and related defined terms governing the terms of the Securities pursuant to the Indentures (collectively, the “Proposed Amendments”) to make them consistent with corresponding provisions of the covenants and defined terms included in our 5.60% Notes due 2011 that we issued on February 16, 2006 (the “2011 Notes”). If the Proposed Amendments are approved and become effective, we will include a new covenant that will provide for an increase in the interest rate of the Securities upon certain decreases in the ratings assigned by rating agencies to the Securities, as described in “Interest Rate Adjustment.”

Our obligation to accept consents and pay the above fee is conditioned on, among other things, there being validly delivered and unrevoked consents from the holders of not less than a majority in principal amount of each series of outstanding Notes comprising the outstanding Securities (the “Requisite Consents”). At any time following the receipt of the Requisite Consents, and in compliance with the conditions contained in the Indentures, we may execute and deliver to the Trustee supplemental indentures with respect to the Proposed Amendments (such time, the “Effective Time”), whether before or after the Expiration Date. We will make a public announcement of the Effective Time at or prior to 9:00 a.m., New York City time, on the next business day after such Effective Time.

THIS CONSENT SOLICITATION EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 1, 2006, UNLESS EXTENDED (THE “EXPIRATION DATE”). CONSENTS MAY BE REVOKED AS DESCRIBED UNDER “REVOCATION OF CONSENTS.”  We reserve the right to extend, amend or terminate this Consent Solicitation at any time before the earlier of the Effective Time or the Expiration Date.

The Solicitation Agents for this Consent Solicitation are

Citigroup                                                                                              JPMorgan

Dated:  April 18, 2006

Promptly following the approval and effectiveness of the Proposed Amendments, we will cause to be paid to each holder the consent fee shown above for each $1,000 in principal amount of Securities as to which we have received and accepted consents. We will not be obligated to pay any consent fee if the Requisite Consents have not been accepted on or before June 19, 2006.

Holders may revoke consents until the earlier of the Effective Time or the Expiration Date. Any notice of revocation received after the earlier of such Effective Time or Expiration Date will not be effective. From and after the

Effective Time, each present and future holder of Securities will be bound by the Proposed Amendments, whether or not such holder delivered a consent.

IMPORTANT

Holders are requested to read and carefully consider the information contained herein and to give their consent to the Proposed Amendments by properly completing and executing the accompanying consent form (each, a “Consent Form”) in accordance with the instructions set forth herein and therein.

Only holders of Securities of record (“Holders”) on the Record Date (defined below) are eligible to consent to the Proposed Amendments. Any beneficial owner of the Securities who is not a Holder of such Securities must arrange with the person who is the Holder or such Holder’s assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner. For purposes of this Consent Solicitation, The Depository Trust Company (“DTC”) has authorized DTC participants (“Participants”) set forth in the position listing of DTC as of the Record Date to execute Consent Forms as if they were the Holders of the Securities held of record in the name of DTC or the name of its nominee. Accordingly, for purposes of this Consent Solicitation, the term “Holder” shall be deemed to include such Participants.

Only Holders who consent by properly executing and delivering their Consent Form on or prior to the Expiration Date and do not properly revoke such consent will be entitled to receive the consent fee indicated on the cover page of this Consent Solicitation Statement (the “Consent Fee”) if the Proposed Amendments become effective. All other Holders will not be entitled to receive any consent fee, but will be bound by the Proposed Amendments if they become effective.

The transfer or payment of Securities after the Record Date will not have the effect of revoking any consent previously validly given by a Holder, and each properly completed and executed Consent Form will be counted notwithstanding any transfer of the Securities to which such Consent Form relates, unless the procedure for revoking consents described herein and in the Consent Form has been complied with.

We expressly reserve the right, in our sole discretion and regardless of whether any of the conditions described under “The Consent Solicitation — Conditions to This Consent Solicitation” have been satisfied, subject to applicable law, at any time prior to acceptance of the consents to (i) terminate this Consent Solicitation for any reason, (ii) waive any of the conditions to this Consent Solicitation, in whole or in part, without any extension of the right to revoke consents (iii) extend the Expiration Date, (iv) amend the terms of this Consent Solicitation or (v) modify the form or amount of the consideration to be paid pursuant to this Consent Solicitation, in each case with respect to any series of Securities. See “The Consent Solicitation — Expiration Date; Effective Time; Extensions; Amendment.”  In addition, we expressly reserve the right to execute and deliver to the Trustee Supplemental Indentures (defined below) upon receipt of the Requisite Consents prior to the Expiration Date.

If the Requisite Consents have not been obtained and if the consents have not been accepted by us on or before June 19, 2006, then no consent shall be valid, and we shall not be obligated to pay any consent fee in respect of any consent.

Holders who wish to consent must deliver their properly completed and executed Consent Form to the Information Agent at the address set forth on the back cover page of this Consent Solicitation Statement and in the Consent Form in accordance with the instructions set forth herein and therein. Consents should not be delivered to us, Vornado Realty Trust, the Trustee or the Solicitation Agents. However, we reserve the right to accept any consent received by us, Vornado Realty Trust, the Trustee or the Solicitation Agents.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference herein or in the accompanying Consent Form and other materials, and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustee, the Solicitation Agents, the Information Agent or any other person. The statements made in this Consent Solicitation Statement are made as of the date hereof, and the delivery of this Consent Solicitation Statement and the accompanying materials shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.

Recipients of this Consent Solicitation Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning this solicitation.

Terms used in this document that are not otherwise defined herein have the meanings set forth in the Indentures.

Please handle this matter through your bank or broker. Questions concerning the terms of this Consent Solicitation should be directed to the Solicitation Agents at their addresses or telephone numbers set forth on the back cover page hereof. Requests for assistance in completing and delivering Consent Forms or requests for additional copies of this Consent Solicitation Statement, the Consent Form or other related documents should be directed to the Information Agent at the address or telephone number set forth on the back cover page hereof.

AVAILABLE INFORMATION

We are currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains a Web site (http://www.sec.gov) that contains periodic and annual reports, proxy and information statements and other information regarding registrants who file electronically with the SEC. Our reports may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.W., Washington, DC 20549. Please call the SEC at 1–800–SEC–0330 for further information on the Public Reference Room and copy charges.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

For information about us, Holders are referred to the following documents filed by us with the SEC, which are hereby incorporated into this Consent Solicitation Statement, to the extent not modified or superseded by documents subsequently filed with the SEC prior to the termination of this Consent Solicitation:

1.                                       Our Annual Report on Form 10-K for the year ended December 31, 2005;

2.                                       Our Current Reports on Form 8-K dated March 23, 2006.

All documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and until the Expiration Date will be incorporated by reference and be a part of this Consent Solicitation Statement from their respective filing dates (excluding any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K). Any statement contained in a document incorporated by reference in this Consent Solicitation Statement shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this Consent Solicitation Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Consent Solicitation Statement.

Holders may request a copy of any of these filings, at no cost, by writing or telephoning:

Attn: Alan J. Rice, Esq.
Vornado Realty L.P.
888 Seventh Avenue
New York, New York 10019
Telephone (212) 894-7000

FORWARD-LOOKING STATEMENTS

This Consent Solicitation Statement and the information incorporated herein by reference contain forward-looking statements with respect to our financial condition, results of operations and business. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as “incorporation by reference.” You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “will,” “would,” “may,” “intends,” “plans” or similar expressions in this prospectus supplement and the accompanying prospectus or the documents incorporated by reference.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to, those set forth in our Annual Report on Form 10-K for the year ended December 31, 2005 under “Item 1A - Risk Factors” including the following possibilities:

•                  national, regional and local economic conditions;

•                  consequences of any armed conflict involving, or terrorist attack against, the United States;

•                  our ability to secure adequate insurance;

•                  local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

•                  competition from other available space;

•                  whether tenants and users of a property, such as customers and shoppers, consider a property attractive;

•                  the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

•                  whether we are able to pass some or all of any increased operating costs through to our tenants;

•                  how well we manage our properties;

•                  fluctuations in interest rates;

•                  changes in real estate taxes and other expenses;

•                  changes in market rental rates;

•                  the timing and costs associated with property improvements and rentals;

•                  changes in taxation or zoning laws;

•                  government regulation;

•                  Vornado Realty Trust’s failure to continue to qualify as a real estate investment trust;

•                  availability of financing on acceptable terms or at all;

•                  potential liability under environmental or other laws or regulations; and

•                  general competitive factors.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these items are beyond our ability to control or predict. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Consent Solicitation Statement or, if applicable, the date of the applicable documents incorporated by reference.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this Consent Solicitation Statement or to reflect the occurrence of unanticipated events. For more information on the uncertainty of forward-looking statements, see “Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005.

SUMMARY OF THE CONSENT SOLICITATION

This Consent Solicitation Statement and the related Consent Form contain important information which you should read carefully before you make any decision with respect to the solicitation conducted hereby (the “Solicitation”).

The 2007 Notes	5.625% Notes due June 15, 2007

The 2009 Notes	4.50% Notes due August 15, 2009

The 2010 Notes	4.75% Notes due December 1, 2010

The Solicitation

The purpose of the Solicitation is to obtain the consent of the Holders to change the manner in which we will determine compliance with certain covenants governing the terms of the Securities. The Proposed Amendments are intended to increase our flexibility to achieve our business objectives and to conform the terms of the Securities to the covenants in our recent offering of the 2011 Notes. The Proposed Amendments will not alter the interest rate or maturity date of the Securities, our obligation to make principal and interest payments on the Securities nor, except as described in “Purpose and Effect of the Consent Solicitation” and “The Proposed Amendments,” the substantive effect of any other covenant or provision designed to afford protection to Holders of the Securities.

Interest Rate Adjustment

If the Proposed Amendments are approved and become effective, we will include a new covenant that will provide for an increase in the interest rate of the Securities upon certain decreases in the ratings assigned by rating agencies to the Securities, as described below in “Interest Rate Adjustment.”

The Requisite Consents

Our obligation to accept consents and to pay a Consent Fee to consenting Holders is conditioned on, among other things, there being validly delivered and unrevoked consents to each of the Proposed Amendments from the Holders of not less than a majority in aggregate principal amount of each series of the Securities pursuant to the Solicitation.

The Expiration Date	The Solicitation will expire at 5:00 P.M., New York City time, on May 1, 2006, unless extended by us.

Consent Fee	$1.25 per $1,000 principal amount of the 2007 Notes. $3.75 per $1,000 principal amount of the 2009 Notes. $3.75 per $1,000 principal amount of the 2010 Notes.

Record Date	April 3, 2006

Conditions	Our obligation to accept the consents and to pay the Consent Fee for consents validly delivered and not revoked prior to the Expiration Date in the Solicitation is conditioned on:

• there being validly delivered and unrevoked consents to the Proposed Amendments from Holders of not less than a majority in aggregate principal amount of each series of Notes comprising the Securities pursuant to the Solicitation;

•                                          the prior or concurrent execution and delivery by us and the Trustee of supplemental indentures to the Indentures, which may be by way of officers’ certificate (the “Supplemental Indentures”), providing for the Proposed Amendments;

•                                          the absence of any law or regulation which would, and the absence of any pending or threatened injunction or other proceeding which (if adversely determined) would, make unlawful or invalid or enjoin the implementation of the Proposed Amendments or the payment of the Consent Fee, or that would question the legality or validity thereof; and

•                                          that (1) no change (or development involving a prospective change) shall have occurred or shall be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of us, and (2) no change (or development involving a prospective change) shall have occurred in financial markets generally or affecting the equity of us or the Securities that, in our reasonable judgment in the case of either (1) or (2) above, is or may be adverse to us or may have a material adverse effect upon the contemplated benefits to us of the Solicitation.

The foregoing conditions are for our sole benefit and we may, in our sole discretion, waive any of the Conditions, in whole or in part, at any time and from time to time or otherwise amend the Solicitation at any time. No Consent Fee will be paid with respect to any of the Securities if (1) the Solicitation is terminated or (2) any of the Conditions are not satisfied (or waived) for any reason.

How to Deliver Consents

See “The Consent Solicitation — Procedures for Consenting.” For further information, please contact Global Bondholder Services Corporation, who has been retained by us as the Information Agent for this Solicitation or consult your broker, dealer, commercial bank or trust company for assistance.

Revocation of Consents

Consents may be revoked at any time prior to the earlier of the Effective Time or the Expiration Date by delivering a written notice of revocation to the Information Agent at the address shown on the back cover of this Consent Solicitation Statement.

Assistance and Information

You may direct questions concerning the terms of the Solicitation and requests for additional copies of this Consent Solicitation Statement and the Consent Form to the Solicitation Agents at their addresses and telephone numbers set forth on the back cover of this Consent Solicitation Statement. Requests for copies of the Indentures and the form of the Supplemental Indentures may be directed to the Information Agent at its address and telephone number set forth on the back cover of this Consent Solicitation Statement. Beneficial owners may also contact their brokers, dealers, commercial banks or trust companies for assistance concerning the Solicitation.

Certain Federal Income Tax Consequences	For a summary of certain U.S. Federal income tax consequences to the Holders in connection with the consents and the Consent Fee, see “Certain Federal Income Tax Consequences.”

Consequences to Non-Consenting Holders

If the Requisite Consents are obtained and the other conditions are satisfied (or waived) and the Supplemental Indentures become operative, all Holders of the Securities will be bound by the Proposed Amendments, whether or not they deliver consents.

PURPOSE AND EFFECT OF THE CONSENT SOLICITATION

The purpose of this Consent Solicitation is to obtain the consent of the Holders of at least a majority in outstanding principal amount of each series of Notes comprising the Securities to the modification of certain restrictive covenants governing the terms of the Securities pursuant to the Indentures in order to make those provisions conform to the corresponding provisions in the indenture that governs the 2011 Notes. We believe the changes are appropriate in light of their inclusion in the 2011 Notes. The Proposed Amendments will be embodied in the Supplemental Indentures to be executed by us and provided to the Trustee.

Regardless of whether the Proposed Amendments become effective, the Securities will remain outstanding in accordance with all other terms of the Securities and the Indentures. The change sought to be effected by the Proposed Amendments will not alter our (or any successor’s) obligation to pay the principal of or interest on the Securities or alter the interest rates or maturity dates thereof, except that the interest rate on the Securities may be increased as described below under “Interest Rate Adjustment.”

THE PROPOSED AMENDMENTS

The Indentures provide that with the consent of the Holders of not less than a majority in principal amount of the affected series of securities, we may enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indentures, with certain exceptions not relevant to this Consent Solicitation. Set forth below is a summary of the Proposed Amendments to the Indentures. For your convenience, we have also attached as Appendix I text of the applicable revised covenants relating to the Proposed Amendments marked to show changes from the existing covenants. Also, set forth below under “Interest Rate Adjustment” is a description of the covenant that would be added if the Requisite Consents are obtained with respect to the Proposed Amendments and the Proposed Amendments become effective.

General

The Proposed Amendments would modify our ability to incur additional indebtedness under the following covenants: Limitation on Outstanding Debt, Limitation on Secured Debt and Ratio of Annualized Combined EBITDA to Annualized Interest Expense, and would also modify the requirement that we maintain a certain level of “Unencumbered Assets” under the covenant that we refer to as “Maintenance of Unencumbered Assets.”  The Proposed Amendments would change:

•                  the numerical thresholds included in certain current covenants to conform to the numerical thresholds used in the covenants in the 2011 Notes; and

•                  certain defined terms employed by the current covenants.

More specifically, the Proposed Amendments would change the entities included in the covenants. Where the current covenants require that we include our proportionate share of what are referred to as “Unconsolidated Joint Ventures,” those entities, consistent with the terms of our 2011 Notes, will no longer be included in the covenants. In addition, where the current covenants subject our “Subsidiaries,” as defined in the Securities, to the covenants on a consolidated basis, the proposals would subject our “Subsidiaries” to the covenants utilizing the

Operating Partnership’s pro-rata share of the assets, liabilities and income of the Subsidiaries. Set forth below is a description of the Proposed Amendments.

Limitation on Outstanding Debt

The terms of the Securities limit our ability to incur additional indebtedness under a covenant that we refer to as our “Limitation on Outstanding Debt.”  Set forth below is the current covenant:

The Operating Partnership shall not, and shall not permit any Subsidiary to, Incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the Incurrence of the additional Debt and any other Debt, other than Intercompany Debt, Incurred since the end of the period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (the “SEC”) prior to the Incurrence of the additional Debt and the application of the net proceeds of the additional Debt and such other Debt, Total Outstanding Debt would exceed 60% of Total Assets, in each case determined as of the end of the period covered by that Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be.

Proposed Amendment – The Proposed Amendments would change the limit on Total Outstanding Debt from 60% to 65% of Total Assets to conform to the terms of the 2011 Notes, modify the defined terms used in the covenant to conform to the defined terms used in the 2011 Notes and would read as follows:

The Operating Partnership shall not, and shall not permit any Subsidiary to, Incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the Incurrence of the additional Debt and any other Debt, other than Intercompany Debt, Incurred since the end of the period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (the “SEC”) prior to the Incurrence of the additional Debt and the application of the net proceeds of the additional Debt and such other Debt, Total Outstanding Debt would exceed 65% of Total Assets, in each case determined as of the end of the period covered by that Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be.

Importantly, as noted above, certain of the defined terms used in the above covenant would also be modified under the Proposed Amendments. The effect of the changes to the defined terms would be to modify the way we determine Total Outstanding Debt and Total Assets and the entities included in the determination to conform to the terms of the 2011 Notes. Set forth below under “Defined Terms” are the defined terms that would be affected as they currently exist and under the Proposed Amendments. You should read those current definitions and as proposed to be amended carefully in considering the Proposed Amendments.

Limitations on Secured Debt

The terms of the Securities limit our ability to incur additional indebtedness under a covenant that we refer to as our “Limitation on Secured Debt.”  The covenant applicable to the 2007 Notes, the 2009 Notes, the 2010 Notes and the 2011 Notes are substantially the same except that, as indicated below, the 2007 Notes have a 55% limit and the 2011 Notes have a 50% limit. Set forth below is the current covenant in the 2007 Notes, the 2009 Notes and the 2010 Notes, modified to reflect the different percentages:

The Operating Partnership shall not, and shall not permit any Subsidiary to, Incur any Secured Debt, other than Secured Debt that is also Intercompany Debt, if, immediately after giving effect to the Incurrence of the additional Secured Debt and any other Secured Debt, other than Intercompany Debt, Incurred since the end of the period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the Incurrence of the additional Secured Debt and the application of the net proceeds of the additional Secured Debt and such other Secured Debt, the aggregate principal amount of all outstanding Secured Debt is greater than 50%, in the case of the 2009 Notes and the 2010 Notes, and 55%, in the case of the 2007

Notes, of Total Assets determined as of the end of the period covered by that Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be.

Proposed Amendment –  The 55% in the 2007 Notes would become 50% to conform to the terms of the 2011 Notes and the defined terms used in the covenant for the 2007 Notes, the 2009 Notes and the 2010 Notes would be modified to conform to the defined terms used in the 2011 Notes and would read as follows:

The Operating Partnership shall not, and shall not permit any Subsidiary to, Incur any Secured Debt, other than Secured Debt that is also Intercompany Debt, if, immediately after giving effect to the Incurrence of the additional Secured Debt and any other Secured Debt, other than Intercompany Debt, Incurred since the end of the period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the Incurrence of the additional Secured Debt and the application of the net proceeds of the additional Secured Debt and such other Secured Debt, the aggregate principal amount of all outstanding Secured Debt is greater than 50% of Total Assets determined as of the end of the period covered by that Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be.

The numerical threshold included in this covenant in the 2009 Notes and the 2010 Notes would not change because it currently reads as set forth above. Importantly, as noted above, certain of the defined terms used in the above covenant would be modified under the Proposed Amendments and the modification would affect all of the Securities. The effect of the changes to the defined terms would modify the way we determine Secured Debt and Total Assets and the entities included in the determination to conform to the terms of the 2011 Notes. Set forth below under “Defined Terms” are the defined terms that would be affected as they currently exist and under the Proposed Amendments. You should read those definitions carefully in considering the Proposed Amendments.

Ratio of Annualized Combined EBITDA to Annualized Interest Expense

The terms of the Securities limit our ability to incur additional indebtedness under a covenant that we currently refer to as “Ratio of Annualized Combined EBITDA to Annualized Interest Expense.” Set forth below is the current covenant:

The Operating Partnership shall not, and shall not permit any Subsidiary to, Incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the Incurrence of the additional Debt, the ratio of Annualized Combined EBITDA for the most recent quarterly period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the Incurrence of the additional Debt, to Annualized Interest Expense for that quarter would be less than 1.50 to 1.00 on a pro forma basis after giving effect to the Incurrence of the additional Debt and to the application of the net proceeds therefrom, and calculated on the assumption, without duplication, that:

(i)                                     the additional Debt and any other Debt Incurred by the Operating Partnership or its Subsidiaries from the first day of that quarter to the date of determination, which was outstanding at the date of determination, had been Incurred at the beginning of that period and continued to be outstanding throughout that period, and the application of the net proceeds of that Debt, including to refinance other Debt, had occurred at the beginning of that period;

(ii)                                  the repayment or retirement of any other Debt repaid or retired by the Operating Partnership or its Subsidiaries from the first day of that quarter to the date of determination occurred at the beginning of that period, except that, in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of that Debt during that period; and

(iii)                               in the case of any acquisition or disposition of any asset or group of assets or the placement of any assets in service or removal of any assets from service by the Operating Partnership or any of its Subsidiaries from the first day of that quarter to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, the acquisition, disposition, placement in service or removal from service had occurred as of the first day of that period, with the appropriate adjustments to Annualized Interest Expense with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation.

Proposed Amendment – Under the Proposed Amendments, the covenant would be changed so that it is referred to as “Ratio of Annualized Consolidated EBITDA to Annualized Interest Expense.”  The Proposed Amendments would change the covenant so that instead of using Annualized Combined EBITDA it would use Annualized Consolidated EBITDA, modify the defined terms used in the covenant to conform to the defined terms used in the 2011 Notes and would read as follows:

The Operating Partnership shall not, and shall not permit any Subsidiary to, Incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the Incurrence of the additional Debt, the ratio of Annualized Consolidated EBITDA for the most recent quarterly period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the Incurrence of the additional Debt, to Annualized Interest Expense for that quarter would be less than 1.50 to 1.00 on a pro forma basis after giving effect to the Incurrence of the additional Debt and to the application of the net proceeds therefrom, and calculated on the assumption, without duplication, that:

(i)                                     the additional Debt and any other Debt Incurred by the Operating Partnership or its Subsidiaries from the first day of that quarter to the date of determination, which was outstanding at the date of determination, had been Incurred at the beginning of that period and continued to be outstanding throughout that period, and the application of the net proceeds of that Debt, including to refinance other Debt, had occurred at the beginning of that period;

(ii)                                  the repayment or retirement of any other Debt repaid or retired by the Operating Partnership or its Subsidiaries from the first day of that quarter to the date of determination occurred at the beginning of that period, except that, in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of that Debt during that period; and

(iii)                               in the case of any acquisition or disposition of any asset or group of assets or the placement of any assets in service or removal of any assets from service by the Operating Partnership or any of its Subsidiaries from the first day of that quarter to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, the acquisition, disposition, placement in service or removal from service had occurred as of the first day of that period, with the appropriate adjustments to Annualized Interest Expense with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation.

Importantly, as noted above, certain of the defined terms used in the above covenant would also be modified under the Proposed Amendments. The effect of the changes to the defined terms would be to modify the way we determine Debt, EBITDA and Annualized Interest Expense and the entities included in the determination to conform to the terms of the 2011 Notes. Set forth below under “Defined Terms” are the defined terms that would be affected, other than “Subsidiary,” which will not change but has been included for your convenience because of its importance in the covenants and the below defined terms, as they currently exist and under the Proposed Amendments. You should read those current definitions and as proposed to be amended carefully in considering the Proposed Amendments.

Maintenance of Unencumbered Assets

Although we do not propose to amend the current covenant that we refer to as our “Maintenance of Unencumbered Assets,” certain of the defined terms used in this covenant will be changed. The changes to the defined terms are described below under “Defined Terms Used Above.”  Set forth below is the current covenant:

Vornado Realty L.P. and its Subsidiaries will maintain at all times Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of Vornado Realty L.P. and its Subsidiaries.

Defined Terms Used Above

The following terms set forth below (other than “Subsidiary”, as discussed above) are the defined terms currently in the Securities that would change under the Proposed Amendments or that we would delete because such terms are no longer necessary:

“Annualized Combined EBITDA” means, for any quarter, the product of Combined EBITDA for such period of time multiplied by four (4), provided that any non-recurring item that is an expense will be added back to net income in determining such Combined EBITDA before such multiplication and deducted once from such product, and further provided that any non-recurring item that is income will be added to such product once and will not be multiplied by four.

“Annualized Interest Expense” means, for any quarter, the Interest Expense for that quarter multiplied by four (4).

“Another Person’s Share” means, in connection with the defined term “Contingent Liabilities of the Operating Partnership and Subsidiaries”, the proportionate portion, based on its direct and indirect ownership interest, of a Person other than the Operating Partnership or any of its Subsidiaries of the applicable Unconsolidated Joint Venture.

“Combined EBITDA” means, for any period of time, without duplication (1) net income (loss) of the Operating Partnership and its Consolidated Subsidiaries before deductions for Interest Expense, taxes, depreciation and amortization and other non-cash items deducted in arriving at net income (loss), extraordinary items, non-recurring items as determined in good faith by the Operating Partnership and minority interest, and excluding gains (losses) on dispositions of depreciable real estate of the Operating Partnership and its Consolidated Subsidiaries; plus (2) net income before deductions for Interest Expense, taxes, depreciation and amortization and other non-cash items deducted in arriving at net income (loss), extraordinary items, non-recurring items as determined in good faith by the Operating Partnership, and minority interest and excluding gains (losses) on dispositions of depreciable real estate of Unconsolidated Joint Ventures multiplied by the Operating Partnership’s and its Consolidated Subsidiaries’ proportionate portion, based on their direct and indirect ownership interest, of such Unconsolidated Joint Ventures; minus (3) the Operating Partnership’s income (loss) from Unconsolidated Joint Ventures, in each case (1), (2) and (3) for such period as reasonably determined by the Operating Partnership in accordance with GAAP to the extent GAAP is applicable. Combined EBITDA will be adjusted, without duplication, to give pro forma effect: (x) in the case of any assets having been placed in service or removed from service from the beginning of the period to the date of determination, to include or exclude, as the case may be, any Combined EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (y) in the case of any acquisition or disposition of any asset or group of assets from the beginning of the period to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Combined EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period.

“Contingent Liabilities of the Operating Partnership and Subsidiaries” means, as of any date, without duplication, those liabilities of the Operating Partnership and any of its Subsidiaries consisting of indebtedness for borrowed money, as determined in accordance with GAAP, that are or would be stated and quantified as contingent liabilities in the notes to the Consolidated Financial Statements of the Operating Partnership as of that date;

provided, however, that Contingent Liabilities of the Operating Partnership and Subsidiaries shall exclude Another Person’s Share of Duplicated Obligations.

“Debt” means, as of any date, (1) in the case of the Operating Partnership, all indebtedness and liabilities for borrowed money, secured or unsecured, of the Operating Partnership; (2) in the case of the Operating Partnership’s Consolidated Subsidiaries, all indebtedness and liabilities for borrowed money, secured or unsecured, of the Consolidated Subsidiaries, including mortgage and other notes payable but excluding any indebtedness which is secured by cash, cash equivalents or marketable securities or defeased; and (3) Contingent Liabilities of the Operating Partnership and Subsidiaries, in each case as of that date.

“Duplicated Obligations” means, as of any date, collectively, all those payment guarantees in respect of indebtedness and other liabilities, secured or unsecured, of Unconsolidated Joint Ventures, including mortgage and other notes payable for which the Operating Partnership or any of its Subsidiaries, on one hand, and another Person or Persons, on the other hand, are jointly and severally liable.

“Interest Expense” means, for any period of time, the consolidated interest expense for such period of time, whether paid, accrued or capitalized, without deduction of consolidated interest income, of the Operating Partnership and its Consolidated Subsidiaries, including, without limitation or duplication, or, to the extent not so included, with the addition of: (1) the portion of any rental obligation in respect of any capital lease obligation allocable to interest expense in accordance with GAAP; (2) the amortization of Debt discounts; and (3) the interest expense and items listed in clauses (1) and (2) above applicable to each of the Unconsolidated Joint Ventures, to the extent not included above, multiplied by the Operating Partnership’s respective direct and indirect ownership interests in the Unconsolidated Joint Ventures, in all cases as reflected in the applicable Consolidated Financial Statements.

“Secured Debt” means, as of any date, that portion of Total Outstanding Debt as of that date that is secured by a Lien on real property, securities or intangible assets of the Operating Partnership or the Consolidated Subsidiaries of the Operating Partnership or the Unconsolidated Joint Ventures.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other entity, fifty percent (50%) or more of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned, directly or indirectly, by that Person or by one or more other Subsidiaries of that Person and over which that Person or one or more other Subsidiaries of that Person exercise sole control. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power for the election of directors or trustees by reason of any contingency, and “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Total Assets” means, with respect to any Incurrence of Debt or Secured Debt, as of any date, the sum of (1) Combined EBITDA for the most recent quarterly period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to such date, annualized (i.e., multiplied by four (4)), and capitalized at a rate of 9.0%, (2) cash, cash equivalents and marketable securities of the Operating Partnership and its Consolidated Subsidiaries other than restricted cash, cash equivalents and marketable securities pledged to secure Debt, determined in accordance with GAAP, (3) the Operating Partnership’s proportionate portion, based on its direct and indirect ownership interest, of cash, cash equivalents and marketable securities of Unconsolidated Joint Ventures as of such date, determined in accordance with GAAP, (4) without duplication, the cost basis of properties of the Operating Partnership and its Consolidated Subsidiaries that are under construction as of the end of the quarterly period used for purposes of clause (1) above and the Operating Partnership’s proportionate share of the cost basis of properties of its Unconsolidated Joint Ventures that are under construction as of the end of the quarterly period used for purposes of clause (1) above, in each case as determined by the Operating Partnership, and (5) without duplication, the proceeds of the Debt or Secured Debt or the assets to be acquired in exchange for such proceeds, as the case may be, other than Intercompany Debt, Incurred from the end of the period covered by the Operating Partnership’s Annual Report on

Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the Incurrence of the Debt or Secured Debt, as the case may be, to the date of determination.

“Total Outstanding Debt” means, as of any date, the sum, without duplication, of (1) the aggregate principal amount of all outstanding Debt of Operating Partnership as of that date; (2) the aggregate principal amount of all outstanding Debt of the Operating Partnership’s Consolidated Subsidiaries, all as of that date; and (3) the sum of the aggregate principal amount of all Unconsolidated Joint Venture Outstanding Debt of each of the Unconsolidated Joint Ventures multiplied by the Operating Partnership’s respective proportionate portion, based on its direct and indirect ownership interest, in such Unconsolidated Joint Venture as of that date. For the purposes of this definition, “Unconsolidated Joint Venture Outstanding Debt” means, as of any date, the aggregate principal amount of all outstanding indebtedness and liabilities for borrowed money, secured or unsecured, of the applicable Unconsolidated Joint Venture, including mortgage and other notes payable but excluding any indebtedness which is secured by cash, cash equivalents or marketable securities, all as reflected in the Consolidated Financial Statements of such Unconsolidated Joint Venture as of such date.

“Unconsolidated Joint Ventures” means the unconsolidated joint ventures and partially owned entities in which the Operating Partnership owns a beneficial interest and which are accounted for under the equity method in the Consolidated Financial Statements of the Operating Partnership. Unconsolidated Joint Ventures excludes Prime Group Realty L.P. and any other unconsolidated joint venture designated from time to time by the Board of Trustees of the Company as excluded from Unconsolidated Joint Ventures for purposes of these definitions so long as neither the Operating Partnership nor any of its Consolidated Subsidiaries is an obligor on any indebtedness of that unconsolidated joint venture.

“Unencumbered Annualized Combined EBITDA” means, for any quarter, Unencumbered Combined EBITDA for that quarter multiplied by four (4).

“Unencumbered Assets” means, as of any date, the sum of (1) Unencumbered Annualized Combined EBITDA for the most recent quarterly period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to such date, and capitalized at a rate of 9.0%, (2) cash, cash equivalents and marketable securities of the Operating Partnership and its Consolidated Subsidiaries as of such time, other than restricted cash, cash equivalents and marketable securities pledged to secure Debt, determined in accordance with GAAP, (3) the Operating Partnership’s proportionate portion, based on its direct and indirect ownership interest, of cash, cash equivalents and marketable securities of Unconsolidated Joint Ventures as of such time, other than restricted cash, cash equivalents and marketable securities pledged to secure Debt, determined in accordance with GAAP, (4) without duplication, the cost basis of properties of the Operating Partnership and its Consolidated Subsidiaries and the Operating Partnership’s proportionate share of the cost basis of properties of its Unconsolidated Joint Ventures that are under construction as of the end of the quarterly period used for purposes of clause (1) above, in each case as determined by the Operating Partnership, except in each case any properties that are pledged to secure Debt, and (5) without duplication, the proceeds of any Debt, other than Intercompany Debt, Incurred from the end of the period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to such date, or the assets to be acquired in exchange for such proceeds, except in each case any proceeds or assets that are pledged in respect of Secured Debt.

“Unencumbered Combined EBITDA” means, for any quarter, Combined EBITDA for the most recent quarterly period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the time of determination less any portion thereof attributable to assets serving as collateral for Secured Debt, as determined in good faith by the Operating Partnership.

Proposed Amendments – The Proposed Amendments would modify the defined terms set forth above (other than “Subsidiary”, as discussed above) to conform to the defined terms used in the 2011 Notes and would read as follows:

“Annualized Consolidated EBITDA” means, for any quarter, the product of Consolidated EBITDA for such period of time multiplied by four (4), provided that any non-recurring item that is an expense will be added back to net income in determining such Consolidated EBITDA before such multiplication and deducted once from such product, and further provided that any non-recurring item that is income will be added to such product once and will not be multiplied by four.

“Annualized Interest Expense” means, for any quarter, the Interest Expense for that quarter multiplied by four (4), provided that any non-recurring item that is included in Interest Expense will be removed from such Interest Expense before such multiplication and added to such product once.

“Consolidated EBITDA” means, for any period of time, without duplication, the Pro Rata Share of consolidated net income (loss) of the Operating Partnership and its Consolidated Subsidiaries before deductions of (a) Interest Expense, (b) depreciation and amortization and other non-cash items deducted in arriving at net income (loss), (c) income taxes, (d) non-recurring items as determined in good faith by the Operating Partnership, (e) general and administrative expenses that are not allocated by management of the Operating Partnership to a property segment, (f) costs of acquisitions not consummated, (g) minority interest, and (h) extraordinary items, plus, in the case of expenses or minus, in the case of income, but in each case only to the extent included in the consolidated net income (loss) of the Operating Partnership and its Consolidated Subsidiaries (y) income (loss) from discontinued operations and (z) income (loss) applicable to partially-owned entities; provided, however, that in no event shall any such amounts include the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP, provided, further, that all amounts for such period shall be reasonably determined by the Operating Partnership in accordance with GAAP to the extent GAAP is applicable. Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (i) in the case of any assets having been placed in service or removed from service from the beginning of the period to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (ii) in the case of any acquisition or disposition of any asset or group of assets from the beginning of the period to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period. For purposes of calculating “Consolidated EBITDA” as used in calculating the “Ratio of Annualized Consolidated EBITDA to Annualized Interest Expense,” “Consolidated EBITDA” will be determined without the addition to net income (loss) of general and administrative expenses that are not allocated by management to a property segment.

“Contingent Liabilities of the Operating Partnership and Subsidiaries” means, without duplication, the Pro Rata Share of those liabilities of the Operating Partnership and any of its Subsidiaries consisting of indebtedness for borrowed money, as determined in accordance with GAAP, that are or would be stated and quantified as contingent liabilities in the notes to the Consolidated Financial Statements of the Operating Partnership as of that date; provided, however, that Contingent Liabilities of the Operating Partnership and Subsidiaries shall exclude any such liability reflected on the consolidated balance sheet of the Operating Partnership and its Consolidated Subsidiaries.

“Debt” means, as of any date, (1) in the case of the Operating Partnership, all indebtedness and liabilities for borrowed money, secured or unsecured, of the Operating Partnership; (2) in the case of the Operating Partnership’s Consolidated Subsidiaries, the Pro Rata Share of all indebtedness and liabilities for borrowed money, secured or unsecured, of the Consolidated Subsidiaries, including mortgage and other notes payable but excluding any indebtedness which is secured by cash, cash equivalents or marketable securities or defeased; and (3) Contingent Liabilities of the Operating Partnership and Subsidiaries, in each case as of that date.

“Interest Expense” means, for any period of time, the Pro Rata Share of consolidated interest expense for such period of time, whether paid, accrued or capitalized, without deduction of consolidated interest income, of the Operating Partnership and its Consolidated Subsidiaries, including, without limitation or duplication, or, to the extent not so included, with the addition of: (1) the portion of any rental obligation in respect of any capital lease obligation allocable to interest expense in accordance with GAAP; (2) the amortization of Debt discounts; and (3) pre-payment penalties on Debt, in all cases as reflected in the applicable Consolidated Financial Statements.

“Pro Rata Share” means, with respect to any amount or measure of the Operating Partnership and the Consolidated Subsidiaries of the Operating Partnership, the amount or measure of the Operating Partnership and its Consolidated Subsidiaries determined on a consolidated basis less the portion of such amount attributable to minority interests.

“Secured Debt” means, as of any date, that portion of Total Outstanding Debt as of that date that is secured by a Lien on real property, securities or intangible assets of the Operating Partnership, the Consolidated Subsidiaries of the Operating Partnership.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other entity, fifty percent (50%) or more of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned, directly or indirectly, by that Person or by one or more other Subsidiaries of that Person and over which that Person or one or more other Subsidiaries of that Person exercise sole control. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power for the election of directors or trustees by reason of any contingency, and “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Total Assets” means, with respect to any Incurrence of Debt or Secured Debt, as of any date, the sum of (1) Consolidated EBITDA for the most recent quarterly period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to such date, annualized (i.e., multiplied by four (4)), and capitalized at a rate of 7.5%, (2) the Pro Rata Share of cash, cash equivalents and marketable securities of the Operating Partnership and its Consolidated Subsidiaries other than restricted cash, cash equivalents and marketable securities pledged to secure Debt, determined in accordance with GAAP, (3) without duplication, the Pro Rata Share of the cost basis of properties of the Operating Partnership and its Consolidated Subsidiaries that are under construction as of the end of the quarterly period used for purposes of clause (1) above; in each case as determined by the Operating Partnership, and (4) without duplication, the proceeds of the Debt or Secured Debt or the assets to be acquired in exchange for such proceeds, as the case may be, other than Intercompany Debt, Incurred from the end of the period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the Incurrence of the Debt or Secured Debt, as the case may be, to the date of determination.

“Total Outstanding Debt” means, as of any date, the sum, without duplication, of (1) the aggregate principal amount of all outstanding Debt of the Operating Partnership as of that date; and (2) the aggregate principal amount of all outstanding Debt of the Operating Partnership’s Consolidated Subsidiaries, all as of that date.

“Unencumbered Annualized Consolidated EBITDA” means, for any quarter, Unencumbered Consolidated EBITDA for that quarter multiplied by four (4).

“Unencumbered Assets” means, as of any date, the sum of (1) Unencumbered Annualized Consolidated EBITDA for the most recent quarterly period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to such date, and capitalized at a rate of 7.5%, (2) the Pro Rata Share of cash, cash equivalents and marketable securities of the Operating Partnership and its Consolidated Subsidiaries as of such time, other than restricted cash, cash equivalents and marketable securities pledged to secure Debt, determined in accordance with GAAP, (3) without duplication, the Pro Rata Share of the cost basis of properties of the Operating Partnership and its Consolidated Subsidiaries that are under construction as of the end of the quarterly period used for purposes of clause (1) above, in each case as determined by the Operating Partnership, except in each case any properties that are pledged to secure Debt, and (4) without duplication, the proceeds of any Debt, other than Intercompany Debt, Incurred from the end of the period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to such date, or the assets to be acquired in exchange for such proceeds, except in each case any proceeds or assets that are pledged in respect of Secured Debt.

“Unencumbered Consolidated EBITDA” means, for any quarter, Consolidated EBITDA for the most recent quarterly period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the time of determination less any portion thereof attributable to assets serving as collateral for Secured Debt, as determined in good faith by the Operating Partnership.

INTEREST RATE ADJUSTMENT

The terms of each series of Securities would also be modified to include the following new covenant:

The interest rate payable on the Securities will be subject to adjustment from time to time if any of Fitch, S&P or Moody’s downgrades the debt rating applicable to the Securities (each a “rating”) as set forth below.

If a rating of the Securities from Fitch is decreased to a rating set out below, the interest rate applicable to the Securities will increase from the interest rate in effect on the date of this Consent Solicitation (the “Current Interest Rate”) by the percentage set forth opposite that rating below:

Rating	Rating Level	Percentage

BBB or above	Level I	.000%
BBB-	Level II	.125%
BB+ or below	Level III	.250%

If a rating of the Securities from Moody’s is decreased to a rating set out below, the interest rate applicable to the Securities will increase from the Current Interest Rate by the percentage set forth opposite that rating below:

Rating	Rating Level	Percentage

Baa2 or above	Level I	.000%
BBaa3	Level II	.125%
Ba1 or below	Level III	.250%

If a rating of the Securities from S&P is decreased to a rating set out below, the interest rate applicable to the Securities will increase from the Current Interest Rate by the percentage set forth opposite that rating below:

Rating	Rating Level	Percentage

BB or above	Level I	.000%
BBB-	Level II	.125%
BB+ or below	Level III	.250%

In the event of a change in a Rating Agency’s rating level, the grades indicated above shall mean the equivalent under the successor rating level.

Each adjustment required by any downgrade in a rating as set forth above, whether occasioned by the action of Fitch, S&P, or Moody’s shall be made independent of any and all other adjustments, provided, however, that a change in interest rate applicable to the Securities shall be made based on not more than two Rating Agencies changing their respective rating of the Security to a particular rating level and shall be based on the highest two rating levels (i.e., the lowest two ratings). The following are hypothetical examples:

•                  If one Rating Agency downgrades its rating one level (and the other Rating Agencies do not change their ratings), then the interest rate applicable to the Securities will increase by .125%.

•                  If two or more Rating Agencies each downgrade its rating one level, then the interest rate applicable to the Securities will increase by .250%

•                  If one Rating Agency downgrades its rating two levels (and the other Rating Agencies do not change their ratings), then the interest rate applicable to the Securities will increase by .250%.

•                  If one Rating Agency downgrades its rating two levels and one or more Rating Agencies each downgrade its rating one level, then the interest rate applicable to the Securities will increase by .375%.

•                  If two or more Rating Agencies each downgrade its rating two levels, then the interest rate applicable to the Securities will increase by .50%.

If one or more Rating Agencies subsequently increase its rating resulting in any change in the then two lowest rating levels, then the interest rate on the Securities will be decreased such that the interest rate will be equal to the Current Interest Rate plus the percentages set forth opposite the two lowest rating levels following such ratings increase. For example, if the level for each rating provided by the Rating Agencies is Level III (such that the two lowest rating levels are Level III) and subsequently one Rating Agency increases its rating to Level I and another Rating Agency increases its rating to Level II (such that the two lowest rating levels are Level II and Level III), the interest rate applicable to the Securities will be equal to the Current Interest Rate plus .375%.

In no event shall (1) the interest rate applicable to the Securities be reduced to below the interest rate applicable to the Securities on the date of this Consent Solicitation Statement, and (2) the interest rate applicable to the Securities be increased to more than .50% above the interest rate applicable to the Securities on the date of this Consent Solicitation. For example, if at a point in time the interest rate applicable to the Securities is currently .50% above the Current Interest Rate and thereafter each Rating Agency increases its rating to Level I, the interest rate applicable to the Securities will be the Current Interest Rate.

Notwithstanding the foregoing, if at any time there is only one Rating Agency providing a rating of the Securities then any subsequent increase or decrease necessitated by a change in the rating by the Rating Agency continuing to provide a rating shall be twice the percentage set forth in the applicable table above, subject to the limitations set forth in the preceding paragraph. The failure of any Rating Agency to provide a rating of the Securities shall not result in an adjustment hereunder.

Any interest rate increase or decrease, as described above, will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rates.

For purposes of the Securities:

“Fitch” means Fitch, Inc. or, in the event Fitch ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us, if any, as a replacement agency for Fitch.

“Moody’s” means Moody’s Investor Services Inc. or, in the event Moody’s ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us, if any, as a replacement agency for Moody’s.

“Rating Agency” means each of Fitch, Moody’s and S&P.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., or, in the event that S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us, if any, as a replacement agency for S&P.

THE CONSENT SOLICITATION

General

We are soliciting consents from the Holders of the Securities to the Proposed Amendments. All consents must be properly completed, duly executed and delivered prior to the Expiration Date.

The Proposed Amendments will become effective only upon (i) receipt by the Information Agent on or prior to the earlier of the Effective Time or the Expiration Date of valid and unrevoked consents from Holders representing at least a majority in aggregate principal amount of each series of Securities that are outstanding on the Record Date and (ii) execution of the Supplemental Indentures by us and the Trustee in accordance with the requirements of the Indentures. At any time following the receipt of the Requisite Consents, and in compliance with the conditions contained in the Indentures, we and the Trustee may execute the Supplemental Indentures. The Supplemental Indentures will provide that the Proposed Amendments will have no effect unless and until we deliver to the Information Agent for delivery to holders entitled to such payment the necessary funds to pay the Consent Fee pursuant to this Consent Solicitation. If a Supplemental Indenture becomes effective, it will be binding on all Holders and their transferees, whether or not such Holders have consented to the Proposed Amendments.

If the Requisite Consents are received by the Information Agent and we accept the consents, we will cause to be paid to each Holder who consents by delivering a properly executed and completed Consent Form to the Information Agent on or prior to the Expiration Date, and does not properly revoke such consent, the applicable consent fee as promptly as practicable. Failure to deliver a Consent Form will have the same effect as if a Holder had chosen not to give its consent with respect to the Proposed Amendments.

The delivery of a Consent Form will not affect a Holder’s right to sell or transfer the Securities. If a Holder delivers a consent and subsequently transfers its Securities, any payment pursuant to this Consent Solicitation with respect to such Securities will be made to such Holder unless the consent with respect to such Securities has been validly revoked at any time prior to the earlier of the Effective Time or the Expiration Date.

Beneficial owners of the Securities who wish to provide a consent and whose Securities are held, as of the Record Date, in the name of a broker, dealer, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee, as the Holder of such Securities, to promptly execute and deliver a Consent Form on behalf of the beneficial owner on or prior to the Expiration Date.

If the Requisite Consents have not been accepted on or before June 19, 2006, then no consent shall be valid, and we shall not be obligated to pay any Consent Fee in respect of any consent.

Any Solicitation may be terminated by us, in our sole discretion, at any time prior to the effectiveness of the Proposed Amendments. If any solicitation is terminated, all consents received with respect to such Solicitation shall be voided and we will not be obligated to pay any Consent Fee to any Holders with respect to such Solicitation.

Record Date

The Record Date for the determination of Holders entitled to give consents pursuant to this Consent Solicitation is 5:00 p.m., New York City time, on April 3, 2006. This Consent Solicitation Statement and the accompanying Consent Form are being sent to all Holders. We reserve the right to establish from time to time any new date as such Record Date and, thereupon, any such new date will be deemed to be the “Record Date” for purposes of this Consent Solicitation. Notice will be provided to the Holders if the Record Date is so changed. By executing the Consent Form, the Holder will be deemed to waive any and all requirements under the Indentures regarding the establishment of the Record Date, including any requirement that such date be established on or by a specific date or during a specific period prior to the Solicitation.

Conditions to this Consent Solicitation

Our obligation to accept consents and pay the Consent Fee with respect to valid and unrevoked consents and to include a covenant as described in “Interest Rate Adjustment” is conditioned on:

(i) receipt of the Requisite Consents being validly delivered and not revoked;

(ii) acceptance of the Requisite Consents by us;

(iii) execution of the Supplemental Indentures;

(iv) the absence of any law or regulation which would, and the absence of any pending or threatened injunction or action or other proceeding which (in the case of any action or proceeding if adversely determined) would, make unlawful or invalid or enjoin the implementation of the Proposed Amendments or the payment of the Consent Fee, or that would question the legality or validity thereof; and

(v) that (A) no change (or development involving a prospective change) shall have occurred or shall be threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects, and (B) no change (or development involving a prospective change) shall have occurred in financial markets generally or affecting our equity or the Securities that, in our reasonable judgment in the case of either (A) or (B) above, is or may be adverse to us or has or may have a material adverse effect upon the contemplated benefits to us of the Solicitation.

Receipt of the Requisite Consents by the Information Agent will not obligate us to accept the consents or obligate us or the Trustee to execute the Supplemental Indentures.

If any of the conditions are not satisfied on or prior to the Expiration Date, we may, in our sole discretion and without giving any notice, allow this Consent Solicitation to lapse or extend the solicitation period and continue soliciting consents pursuant to this Consent Solicitation. Subject to applicable law, this Consent Solicitation may be abandoned or terminated at any time prior to the Expiration Date, for any reason, in which case any consents received will be voided and no consent fee will be paid.

Expiration Date; Effective Time; Extensions; Amendment

The term “Expiration Date” means 5:00 p.m., New York City time, on May 1, 2006, unless we, in our sole discretion, extend the period during which this Consent Solicitation is open, in which case the term “Expiration Date” means the latest date and time to which this Consent Solicitation is extended. To extend the Expiration Date, we will notify the Information Agent in writing or orally of any extension and will make a public announcement thereof by press release, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. We may extend this Consent Solicitation on a daily basis or for such specified period of time as we determine in our sole discretion. Failure by any Holder or beneficial owner of the Securities to be so notified will not affect the extension of this Consent Solicitation.

The term “Effective Time” means the time that we and the Trustee execute the Supplemental Indentures with respect to the Proposed Amendments, whether prior to or after the Expiration Date. We expressly reserve the right to execute and deliver to the Trustee the Supplemental Indentures upon receipt of the Requisite Consents prior to the Expiration Date.

If this Consent Solicitation is amended or modified in a manner determined by us to constitute a material change to the Holders, we will promptly disclose such amendment or modification in a manner deemed appropriate and may, if appropriate, extend this Consent Solicitation for a period deemed by us to be adequate to permit the Holders to deliver and/or revoke their consents.

Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, we reserve the right, in our sole discretion and regardless of whether any of the conditions described above under “— Conditions to this Consent Solicitation” have been satisfied, subject to applicable law, at any time prior to the earlier of the Effective Time or the Expiration Date to (i) terminate this Consent Solicitation upon the failure to meet a condition specified herein or for any other reason, (ii) waive any of the conditions to this Consent Solicitation, in whole or in part, without any extension of the right to revoke consents (iii) extend the Expiration Date, (iv) amend the terms of this Consent Solicitation or (v) modify the form or amount of the consideration to be paid pursuant to this Consent Solicitation, in each case with respect to any series of Securities.

Procedures for Consenting

All Consent Forms that are properly executed and delivered to the Information Agent prior to the earlier of the Effective Time or the Expiration Date and not timely revoked will be given effect in accordance with the specifications therein.

Holders who desire to act with respect to the Proposed Amendments should so indicate by completing, and signing and dating, the accompanying Consent Form included herewith and delivering it to the Information Agent at the address set forth in the Consent Form, in accordance with the instructions contained herein and therein. If the list of Securities on the Consent Form to which the consent relates is not filled in, but the Consent Form is otherwise completed and signed, the Holder will be deemed to have consented to the Proposed Amendments. Signatures must be guaranteed in accordance with paragraph 4 of the instructions in the Consent Form.

The Consent Form must be executed in exactly the same manner as the name of the Holder appears on the Securities. An authorized DTC Participant must execute the Consent Form exactly as its name appears on DTC’s position listing as of the Record Date. If the Securities are held of record by two or more joint Holders, all such Holders must sign the Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority to so act. If the Securities are registered in different names, separate Consent Forms must be executed covering each form of registration. If a Consent Form is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to us to execute the Consent Form with respect to the applicable Securities on behalf of the Holder. Any beneficial owner of the Securities who is not a Holder of record of such Securities must arrange with the person who is the Holder of record or such Holder’s assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner.

If a consent relates to fewer than all the Securities held of record as of the Record Date by the Holder providing such consent, such Holder must indicate on the Consent Form the aggregate dollar amount (in integral multiples of $1,000) of such Securities to which the consent relates. Otherwise, the consent will be deemed to relate to all such Securities. The Holder will receive a consent fee for only that portion of such Securities to which the consent relates.

A Holder must complete, sign and date the Consent Form (or photocopy thereof) for such Holder’s Securities and deliver such Consent Form to the Information Agent by mail, first-class postage prepaid, hand delivery, overnight courier or by facsimile transmission. Delivery of Consent Forms should be made sufficiently in advance of the Expiration Date to assure that the Consent Forms are received prior to the Expiration Date.

We reserve the right to receive Consent Forms by any other reasonable means or in any form that reasonably evidences the giving of consent.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of consents and revocations of consents will be resolved by us and our determinations will be binding. We reserve the absolute right to reject any or all consents and revocations that are not in proper form or the acceptance of which could, in the opinion of our counsel, be unlawful. We also reserve the right to waive any irregularities in connection with deliveries which we may require to be cured within such time as we determine. None of us, the Solicitation Agents, the Information Agent, the Trustee or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. Our interpretation of the terms and conditions of this Consent Solicitation (including this Consent Solicitation Statement and the accompanying Consent Form and the instructions hereto and thereto) will be final and binding on all parties.

Revocation of Consents

Until the earlier of the Effective Time or the Expiration Date, Holders may revoke consents delivered prior thereto. Any notice of revocation received after the earlier of the Effective Time or the Expiration Date will not be effective. Any Holder who revokes a consent prior to the earlier of the Effective Time or the Expiration Date will not receive any consent fee, unless such consent is redelivered and properly received by the Information Agent and accepted by us prior to the Expiration Date. Unless properly revoked, a consent by a Holder of Securities shall bind the Holder and every subsequent holder of such Securities or portion of such Securities that evidences the same debt as the consenting Holder’s Securities, even if notation of the consent is not made on any such Securities.

Subject to the immediately preceding paragraph, any Holder of Securities as to which a consent has been given prior to the earlier of the Effective Time or the Expiration Date may revoke such consent as to such Securities or any portion of such Securities (in integral multiples of $1,000) by delivering a written notice of revocation bearing a date later than the date of the prior Consent Form to the Information Agent at any time prior to the earlier of the Effective Time or the Expiration Date. With respect to a consent delivered prior to the earlier of the Effective Time or the Expiration Date, any notice of revocation received by the Information Agent after such date will not be effective.

To be effective, a notice of revocation must be in writing signed by the Holder, must contain the name of the Holder and the principal amount and the issue of Securities to which it relates, must be received by the Information Agent before the earlier of the Effective Time or the Expiration Date and must be signed in the same manner as the original Consent Form. All revocations of consent should be addressed to the Information Agent at the address set forth on the back cover of this Consent Solicitation Statement.

We reserve the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of us, any of our affiliates, the Solicitation Agents, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation, nor shall any of them incur any liability for failure to give such information.

Solicitation Agents

We have retained Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as solicitation agents (the “Solicitation Agents”) with respect to this Consent Solicitation. The Solicitation Agents will solicit consents and will receive a customary fee for such services and reimbursement for reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, incurred in connection with such services. We have agreed to indemnify the Solicitation Agents against certain liabilities and expenses, including liabilities under securities laws, in connection with this Consent Solicitation.

From time to time, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. has provided investment banking services to us and Vornado Realty Trust, including acting as an underwriter in connection with certain of our and their securities offerings.

Questions with respect to the terms of this Consent Solicitation should be directed to the Solicitation Agents at their addresses set forth on the back cover of this Consent Solicitation Statement.

Information Agent

Global Bondholder Services Corporation has been retained by us to act as information agent with respect to this Consent Solicitation (the “Information Agent”). For the services of the Information Agent, we have agreed to pay reasonable and customary fees and to reimburse the Information Agent for its reasonable out-of-pocket expenses in connection with such services.

Requests for assistance in completing and delivering Consent Forms or requests for additional copies of this Consent Solicitation Statement, the accompanying Consent Form and other related documents should be directed to the Information Agent at its address and telephone number set forth on the back cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning this Consent Solicitation. All executed Consent Forms and any other documents required by the Consent Forms should be sent to the Information Agent at the address set forth in the Consent Form, and not to us, Vornado Realty Trust, the Trustee or the Solicitation Agents.

Fees and Expenses

We will bear the costs of this Consent Solicitation. We will reimburse the Trustee for expenses that the Trustee incurs in connection with this Consent Solicitation. We will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding this Consent Solicitation Statement, the accompanying Consent Form and other materials to beneficial owners of the Securities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

IRS Circular 230 Disclosure. To ensure compliance with requirements imposed by the IRS, you are hereby notified that:

(i) The following discussion of (and any other discussion in this Consent Solicitation Statement of or reference to) certain U.S. federal income tax considerations was not intended or written to be used, and cannot be used by any person, for the purpose of avoiding penalties that may be imposed on such person.

(ii) The following discussion of (and any other discussion in this Consent Solicitation Statement or reference to) certain U.S. federal income tax considerations was written to support the marketing of the transactions described in this Consent Solicitation Statement.

(iii) All taxpayers should seek advice based on their particular circumstances from an independent tax advisor.

The following is a summary of certain United States federal income tax consequences to Holders of the receipt of the consent fee pursuant to this Consent Solicitation and the implementation of the Proposed Amendments. It is not tax advice. The tax treatment of these holders will vary depending upon the Holder’s particular situation, and this discussion does not deal with all aspects of taxation that may be relevant to particular Holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of Holders to which special provisions of the Federal income tax laws apply, including:

• dealers in securities or currencies;

• traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

• banks;

• tax-exempt organizations;

• certain insurance companies;

• persons liable for the alternative minimum tax; and

• persons that hold securities in connection with a “straddle,” “hedging,” “conversion” or other risk reduction transaction.

Holders or beneficial owners of Securities should consult their own tax advisers with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This summary is based on the Internal Revenue Code (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions. All of these sources of law may change at any time, and any change in the law may apply retroactively.

As used herein, the term “United States Holder” means a beneficial owner of a Security that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a United States corporation or other entity organized in the United States and taxable as a corporation in the United States or (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a United States can exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Security that is for United States federal income tax purposes (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a foreign partnership and (v) an estate or trust that in either case is not subject to United States federal income tax on a net basis.

Consequences of Proposed Amendments

The adoption of the Proposed Amendments should not result in a taxable event to Holders or beneficial owners of Securities. Accordingly, Holders or beneficial owners of Securities should not recognize any gain or loss for United States federal income tax purposes with respect to the Securities as a result of the adoption of the Proposed Amendments (regardless of whether the Holder or beneficial owner consents to the Proposed Amendments) and should continue to have the same tax basis and holding period in such Securities.

Consent Fee

Assuming the adoption of the Proposed Amendments has the tax consequences described above, the tax consequences of the consent fee are described below.

United States Holders. A consent fee paid to a United States Holder will constitute ordinary income at the time it accrues or is received in accordance with such United States Holder’s method of accounting for United States federal income tax purposes.

Non-U.S. Holders. Because it is unclear whether a consent fee constitutes “portfolio interest” or some other type of income, we or the applicable withholding agent will withhold United States federal income tax at a rate of 30% from the consent fee paid to a Non-U.S. Holder unless an exemption from or reduction of withholding tax is applicable, either because such amounts are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States or because of an applicable income tax treaty with the United States. In order to claim an exemption from or reduction of withholding tax, the Non-U.S. Holder must deliver a properly executed Internal Revenue Service Form W-8ECI (with respect to amounts effectively connected with the conduct of a trade or business within the United States) or Internal Revenue Service Form W-8BEN (with respect to treaty benefits) claiming such exemption or reduction. Non-U.S. Holders are urged to consult their own tax advisers regarding the application of United States federal income tax withholding, including eligibility for a withholding tax exemption or reduction, as well as the possibility of claiming a refund of the U.S. withholding tax.

The foregoing characterization of the Proposed Amendments and consent fee is not binding upon the Internal Revenue Service and the Internal Revenue Service might assert that the Proposed Amendments and the consent fee result in a “significant modification” of some or all of the Securities. If the adoption of the Proposed Amendments and receipt of the consent fee are treated as a significant modification of the Securities, Holders and beneficial owners will be treated as if they exchanged their Securities for identical securities reflecting the Proposed Amendments. A deemed exchange of the 2009 Notes and 2010 Notes would likely be treated as a tax-free recapitalization of such notes, except that the consent fee would likely be treated as gain from the sale of such Notes in an amount equal to the lesser of the Holder’s or beneficial owner’s gain with respect to such Notes and the consent payment. The treatment of a deemed exchange of the 2007 Notes, however, is less certain. It is possible, and the Internal Revenue Service might assert, that in a deemed exchange of the 2007 Notes, Holders and beneficial owners would recognize capital gain (or loss) in amount equal to the difference between the fair market value of the 2007 Notes (taking into account the Proposed Amendments and the consent fee) and their adjusted tax basis in the 2007 Notes. You should consult your tax advisor concerning the United States federal income tax consequences to you of any such deemed exchange.

Backup Withholding

A United States Holder may be subject to backup withholding at the rate of 28% and information reporting with respect to consent fees unless such United States Holder (i) comes within certain exempt categories and, when required, demonstrates such exemption, or (ii) provides a taxpayer identification number, makes appropriate certifications concerning such United States Holder’s entitlement to exemption, and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such United States Holder’s United States federal income tax liability and may entitle such United States Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Backup withholding and information reporting with respect to the consent fee generally will not apply to a Non-U.S. Holder, but such Non-U.S. Holder may be required to comply with certification and identification procedures in order to prove its exemption.

*                                         *                                         *                                         *                                         *                                         *                                         *                                         *                                         *                                         *                                         *                                         *

Consent Forms properly completed, duly executed and delivered by facsimile transmission prior to the Expiration Date will be accepted. Consents and any other required documents should be sent or delivered by each Holder or its broker, dealer, commercial bank or other nominee to the Information Agent at its address set forth below. Requests for assistance or additional copies of this Consent Solicitation Statement and the Consent Forms may be directed to the Information Agent at the telephone number and location listed below.

The Information Agent is:

Global Bondholder Services Corporation
65 Broadway - Suite 723
New York, New York 10006
Attn: Corporate Actions

Banks and Brokers call:
(212) 430-3774
Call toll-free:
(866) 470-3800

By Mail
By Hand and
Overnight Courier:

65 Broadway - Suite 723

New York, NY 10006

By Facsimile Transmission
(For Eligible Institutions only):
(212) 430-3775

Confirm by Telephone:
(212) 430-3774

The Tabulation Agent is:

Global Bondholder Services Corporation

Any question regarding this Consent Solicitation may be directed to the Solicitation Agents at the telephone numbers and locations listed below. You may also contact your broker, dealer, commercial bank or trust company or nominee for assistance concerning this Consent Solicitation.

The Solicitation Agents for this Consent Solicitation are:

Citigroup Global Markets Inc.

390 Greenwich Street, 4th Floor

New York, New York 10013

Attention: Liability Management Group

Toll-free: (800) 558-3745

J.P. Morgan Securities Inc.
270 Park Avenue 8th Floor
New York, New York 10017
Attention: Liability Management Group
Toll-free: (866) 834-4666

APPENDIX I

Proposed Amendments

To help you better understand the Proposed Amendments, highlighted below are the proposed changes to our covenants and the related defined terms. Deletions are indicated with a strikethrough of the deleted text while additions are double underlined. As indicated in the attached Consent Solicitation Statement, we do not propose amendments to the text of our Ratio of Unencumbered Assets to Secured Debt or to certain defined terms; however, because the changes to defined terms impact our determination of compliance with these two covenants, we have included them below together with other relevant defined terms.

Changes to Limitation on Outstanding Debt:

The Operating Partnership shall not, and shall not permit any Subsidiary to, Incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the Incurrence of the additional Debt and any other Debt, other than Intercompany Debt, Incurred since the end of the period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (the “SEC”) prior to the Incurrence of the additional Debt and the application of the net proceeds of the additional Debt and such other Debt, Total Outstanding Debt would exceed 6<~~0~~>5% of Total Assets, in each case determined as of the end of the period covered by that Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be.

Changes to Limitation on Secured Debt (2007 Notes only):

The Operating Partnership shall not, and shall not permit any Subsidiary to, Incur any Secured Debt, other than Secured Debt that is also Intercompany Debt, if, immediately after giving effect to the Incurrence of the additional Secured Debt and any other Secured Debt, other than Intercompany Debt, Incurred since the end of the period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the Incurrence of the additional Secured Debt and the application of the net proceeds of the additional Secured Debt and such other Secured Debt, the aggregate principal amount of all outstanding Secured Debt is greater than 5<~~5~~>0% of Total Assets determined as of the end of the period covered by that Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be.

Changes to Ratio of Annualized Combined EBITDA to Annualized Interest Expense (which will be referred to after the changes as “Ratio of Annualized Consolidated EBITDA to Annualized Interest Expense”):

The Operating Partnership shall not, and shall not permit any Subsidiary to, Incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the Incurrence of the additional Debt, the ratio of Annualized <~~Combined~~>Consolidated EBITDA for the most recent quarterly period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the Incurrence of the additional Debt, to Annualized Interest Expense for that quarter would be less than 1.50 to 1.00 on a pro forma basis after giving effect to the Incurrence of the additional Debt and to the application of the net proceeds therefrom, and calculated on the assumption, without duplication, that:

(i)                                     the additional Debt and any other Debt Incurred by the Operating Partnership or its Subsidiaries from the first day of that quarter to the date of determination, which was outstanding at the date of determination, had been Incurred at the beginning of that period and continued to be outstanding throughout that period, and the application of the net proceeds of that Debt, including to refinance other Debt, had occurred at the beginning of that period;

(ii)                                  the repayment or retirement of any other Debt repaid or retired by the Operating Partnership or its Subsidiaries from the first day of that quarter to the date of determination occurred at the beginning of that period, except that, in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of that Debt during that period; and

(iii)                               in the case of any acquisition or disposition of any asset or group of assets or the placement of any assets in service or removal of any assets from service by the Operating Partnership or any of its Subsidiaries from the first day of that quarter to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, the acquisition, disposition, placement in service or removal from service had occurred as of the first day of that period, with the appropriate adjustments to Annualized Interest Expense with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation.

Changes to Ratio of Unencumbered Assets to Unsecured Debt:

The Operating Partnership and its Subsidiaries shall maintain at all times Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the Operating Partnership and its Subsidiaries.

Changes to Defined Terms

“Annualized <~~Combined~~>Consolidated EBITDA” means, for any quarter, the product of <~~Combined~~>Consolidated EBITDA for such period of time multiplied by four (4), provided that any non-recurring item that is an expense will be added back to net income in determining such <~~Combined~~>Consolidated EBITDA before such multiplication and deducted once from such product, and further provided that any non-recurring item that is income will be added to such product once and will not be multiplied by four.

“Annualized Interest Expense” means, for any quarter, the Interest Expense for that quarter multiplied by four (4)<~~.~~>, provided that any non-recurring item that is included in Interest Expense will be removed from such Interest Expense before such multiplication and added to such product once.

“<~~Another Person’s Share” means, in connection with the defined term “Contingent Liabilities of the Operating Partnership and Subsidiaries”, the proportionate portion, based on its direct and indirect ownership interest, of a Person other than the Operating Partnership or any of its Subsidiaries of the applicable Unconsolidated Joint Venture.~~>

<~~“Combined~~>Consolidated EBITDA” means, for any period of time, without duplication< ~~(1)~~ >, the Pro Rata Share of consolidated net income (loss) of the Operating Partnership and its Consolidated Subsidiaries before deductions <~~for~~ >of (a) Interest Expense, <~~taxes,~~ >(b) depreciation and amortization and other non-cash items deducted in arriving at net income (loss), <~~extraordinary items,~~ >(c) income taxes, (d) non-recurring items as determined in good faith by the Operating Partnership< ~~and minority interest, and excluding gains (losses) on dispositions of depreciable real estate of the Operating Partnership and its Consolidated Subsidiaries; plus (2) net income before deductions for Interest Expense, taxes, depreciation and amortization and other non-cash items deducted in arriving at net income (loss), extraordinary items, non-recurring items as determined in good faith by the Operating Partnership, and minority interest and excluding gains (losses) on dispositions of depreciable real estate of Unconsolidated Joint Ventures multiplied by the Operating Partnership’s and its Consolidated Subsidiaries’ proportionate portion, based on their direct and indirect ownership interest, of such Unconsolidated Joint Ventures; minus (3) the Operating Partnership’s income (loss) from Unconsolidated Joint Ventures, in each case (1), (2) and (3) for such period as~~>, (e) general and administrative expenses that are not allocated by management of the Operating Partnership to a property segment, (f) costs of acquisitions not consummated, (g) minority interest, and (h) extraordinary items, plus, in the case of expenses or minus, in the case of income, but in each case only to the extent included in the consolidated net income (loss) of the Operating Partnership and its Consolidated Subsidiaries (y) income (loss) from discontinued operations and (z) income (loss) applicable to partially-owned entities; provided, however, that in no event shall any such amounts include the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP, provided, further, that all amounts for such period shall be reasonably determined by the Operating Partnership in accordance with GAAP to the extent GAAP is applicable. <~~Combined~~>Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (<~~x~~>i) in the case of any assets having been placed in service or removed from service from the beginning of the period to the date of determination, to include or exclude, as the case may be, any <~~Combined~~>Consolidated EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (<~~y~~>ii) in the case of any acquisition or disposition of any asset or group of assets from the beginning of the period to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any <~~Combined~~>Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period. For purposes of calculating “Consolidated EBITDA” as used in calculating the “Ratio of Annualized Consolidated EBITDA to Annualized Interest Expense”, “Consolidated EBITDA” will be determined without the addition to net income (loss) of general and administrative expenses that are not allocated by management to a property segment.

“Consolidated Financial Statements” means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its Consolidated Subsidiaries prepared in accordance with GAAP. For purposes of this definition, if as of any date or for any period actual consolidated financial statements of any Person have not been prepared, then this term will include the books and records of that Person ordinarily used in the preparation of such financial statements.

“Consolidated Subsidiaries” means, collectively, each Subsidiary of the Operating Partnership that is consolidated in the Consolidated Financial Statements of the Operating Partnership.

“Contingent Liabilities of the Operating Partnership and Subsidiaries” means, <~~as of any date,~~ >without duplication, the Pro Rata Share of those liabilities of the Operating Partnership and any of its Subsidiaries consisting of indebtedness for borrowed money, as determined in accordance with GAAP, that are or would be stated and quantified as contingent liabilities in the notes to the Consolidated Financial Statements of the Operating Partnership as of that date; provided, however, that Contingent Liabilities of the Operating Partnership and Subsidiaries shall exclude <~~Another Person’s Share of Duplicated Obligations~~>any such liability reflected on the consolidated balance sheet of the Operating Partnership and its Consolidated Subsidiaries.

“Debt” means, as of any date,  (1) in the case of the Operating Partnership, all indebtedness and liabilities for borrowed money, secured or unsecured, of the Operating Partnership; (2) in the case of the Operating Partnership’s Consolidated Subsidiaries, the Pro Rata Share of all indebtedness and liabilities for borrowed money, secured or unsecured, of the Consolidated Subsidiaries, including mortgage and other notes payable but excluding any indebtedness which is secured by cash, cash equivalents or marketable securities or defeased; and (3) Contingent Liabilities of the Operating Partnership and Subsidiaries, in each case as of that date.

<~~“Duplicated Obligations” means, as of any date, collectively, all those payment guarantees in respect of indebtedness and other liabilities, secured or unsecured, of Unconsolidated Joint Ventures, including mortgage and other notes payable for which the Operating Partnership or any of its Subsidiaries, on one hand, and another Person or Persons, on the other hand, are jointly and severally liable.~~>

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of the Debt or other obligation, and “Incurrence” and “Incurred” have the meanings correlative to the foregoing.

“Intercompany Debt” means, as of any date, Debt to which the only parties are the Company, the Operating Partnership or any Subsidiary of either of them as of that date and which, in the case of an event of default under this Security, is subordinated in right of payment to this Security.

“Interest Expense” means, for any period of time, the Pro Rata Share of consolidated interest expense for such period of time, whether paid, accrued or capitalized, without deduction of consolidated interest income, of the Operating Partnership and its Consolidated Subsidiaries, including, without limitation or duplication, or, to the extent not so included, with the addition of: (1) the portion of any rental obligation in respect of any capital lease obligation allocable to interest expense in accordance with GAAP; (2) the amortization of Debt discounts; and (3) <~~the interest expense and items listed in clauses (1) and (2) above applicable to each of the Unconsolidated Joint Ventures, to the extent not included above, multiplied by the Operating Partnership’s respective direct and indirect ownership interests in the Unconsolidated Joint Ventures~~>pre-payment penalties on Debt, in all cases as reflected in the applicable Consolidated Financial Statements.

“Lien” means, without duplication, any mortgage, trust deed, deed of trust, deeds to secure Debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, governmental authority or other entity of whatever nature. For the purposes of this definition, “governmental authority” means any nation or government, any state or other political subdivision of any state, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Pro Rata Share” means, with respect to any amount or measure of the Operating Partnership and the Consolidated Subsidiaries of the Operating Partnership, the amount or measure of the Operating Partnership and its Consolidated Subsidiaries determined on a consolidated basis less the portion of such amount attributable to minority interests.

“Secured Debt” means, as of any date, that portion of Total Outstanding Debt as of that date that is secured by a Lien on real property, securities or intangible assets of the Operating Partnership<~~,~~> or the Consolidated Subsidiaries of the Operating Partnership< ~~or the Unconsolidated Joint Ventures.~~>.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other entity, fifty percent (50%) or more of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned, directly or indirectly, by that Person or by one or more other Subsidiaries of that Person and over which that Person or one or more other Subsidiaries of that Person exercise sole control. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power for the election of directors or trustees by reason of any contingency, and “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Total Assets” means, with respect to any Incurrence of Debt or Secured Debt, as of any date, the sum of (1) <~~Combined~~>Consolidated EBITDA for the most recent quarterly period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to such date, annualized (i.e., multiplied by four (4)), and capitalized at a rate of <~~9~~>7.<~~0~~>5%, (2) the Pro Rata Share of cash, cash equivalents and marketable securities of the Operating Partnership and its Consolidated Subsidiaries other than restricted cash, cash equivalents and marketable securities pledged to secure Debt, determined in accordance with GAAP, (3) <~~the Operating Partnership’s proportionate portion, based on its direct and indirect ownership interest, of cash, cash equivalents and marketable securities of Unconsolidated Joint Ventures as of such date, determined in accordance with GAAP, (4)~~ >without duplication, the Pro Rata Share of the cost basis of properties of the Operating Partnership and its Consolidated Subsidiaries that are under construction as of the end of the quarterly period used for purposes of clause (1) above< ~~and the Operating Partnership’s proportionate share of the cost basis of properties of its Unconsolidated Joint Ventures that are under construction as of the end of the quarterly period used for purposes of clause (1) above,~~>; in each case as determined by the Operating Partnership, and (<~~5~~>4) without duplication, the proceeds of the Debt or Secured Debt or the assets to be acquired in exchange for such proceeds, as the case may be, other than Intercompany Debt, Incurred from the end of the period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the Incurrence of the Debt or Secured Debt, as the case may be, to the date of determination.

“Total Outstanding Debt” means, as of any date, the sum, without duplication, of (1) the aggregate principal amount of all outstanding Debt of the Operating Partnership as of that date; and (2) the aggregate principal amount of all outstanding Debt of the Operating Partnership’s Consolidated Subsidiaries, all as of that date<~~; and (3) the sum of the aggregate principal amount of all Unconsolidated Joint Venture Outstanding Debt of each of the Unconsolidated Joint Ventures multiplied by the Operating Partnership’s respective proportionate portion, based on its direct and indirect ownership interest, in such Unconsolidated Joint Venture as of that date. For the purposes of this definition, “Unconsolidated Joint Venture Outstanding Debt” means, as of any date, the aggregate principal amount of all outstanding indebtedness and liabilities for borrowed money, secured or unsecured, of the applicable Unconsolidated Joint Venture, including mortgage and other notes payable but excluding any indebtedness which is secured by cash, cash equivalents or marketable securities, all as reflected in the Consolidated Financial Statements of such Unconsolidated Joint Venture as of such date.~~><~~“Unconsolidated Joint Ventures” means the unconsolidated joint ventures and partially owned entities in which the Operating Partnership owns a beneficial interest and which are accounted for under the equity method in the Consolidated Financial Statements of the Operating Partnership. Unconsolidated Joint Ventures excludes Prime Group Realty L.P. and any other unconsolidated joint venture designated from time to time by the Board of Trustees of the Company as excluded from Unconsolidated Joint~~

~~Ventures for purposes of these definitions so long as neither the Operating Partnership nor any of its Consolidated Subsidiaries is an obligor on any indebtedness of that unconsolidated joint venture~~>.

“Unencumbered Annualized <~~Combined~~>Consolidated EBITDA” means, for any quarter, Unencumbered <~~Combined~~>Consolidated EBITDA for that quarter multiplied by four (4).

“Unencumbered Assets” means, as of any date, the sum of (1) Unencumbered Annualized <~~Combined~~>Consolidated EBITDA for the most recent quarterly period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to such date, and capitalized at a rate of <~~9~~>7.<~~0~~>5%, (2) the Pro Rata Share of cash, cash equivalents and marketable securities of the Operating Partnership and its Consolidated Subsidiaries as of such time, other than restricted cash, cash equivalents and marketable securities pledged to secure Debt, determined in accordance with GAAP, (3) <~~the Operating Partnership’s proportionate portion, based on its direct and indirect ownership interest, of cash, cash equivalents and marketable securities of Unconsolidated Joint Ventures as of such time, other than restricted cash, cash equivalents and marketable securities pledged to secure Debt, determined in accordance with GAAP, (4)~~ >without duplication, the Pro Rata Share of the cost basis of properties of the Operating Partnership and its Consolidated Subsidiaries< ~~and the Operating Partnership’s proportionate share of the cost basis of properties of its Unconsolidated Joint Ventures~~> that are under construction as of the end of the quarterly period used for purposes of clause (1) above, in each case as determined by the Operating Partnership, except in each case any properties that are pledged to secure Debt, and (<~~5~~>4) without duplication, the proceeds of any Debt, other than Intercompany Debt, Incurred from the end of the period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to such date, or the assets to be acquired in exchange for such proceeds, except in each case any proceeds or assets that are pledged in respect of Secured Debt.

“Unencumbered <~~Combined~~>Consolidated EBITDA” means, for any quarter, <~~Combined~~>Consolidated EBITDA for the most recent quarterly period covered by the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the time of determination less any portion thereof attributable to assets serving as collateral for Secured Debt, as determined in good faith by the Operating Partnership.

“Unsecured Debt” means, as of any date, that portion of Total Outstanding Debt as of that date that is neither Secured Debt nor Contingent Liabilities of the Operating Partnership and Subsidiaries.